UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 23, 2013

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant’s board of directors elected Steven L. Watson as vice chairman of the board and chief executive officer, and elected Robert D. Graham as president, effective May 23, 2013, each to serve such officer positions at the pleasure of the board of directors.  As a result of these elections, Mr. Harold C. Simmons no longer serves as chief executive officer of the registrant but continues to serve as the registrant’s chairman of the board.

As already disclosed in the registrant’s filings with the U.S. Securities and Exchange Commission, Messrs. Simmons, Watson and Graham are employees of Contran Corporation, a privately held parent of the registrant (“Contran”), and provide their services to the registrant under an intercorporate services agreement with the registrant.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2013 proxy statement filed as a Definitive Schedule 14A with the U.S. Securities and Exchange Commission on April 4, 2013, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the proxy statement, which discussion is also incorporated herein by reference.

Mr. Watson, age 62, has served on the registrant’s board of directors since 2000.  He has served as chief executive officer of Kronos Worldwide, Inc., an affiliate of the registrant (“Kronos Worldwide”), since 2009 and its vice chairman of the board since 2004.  Since prior to 2008, Mr. Watson has been president, chief executive officer and a director of Valhi, Inc. a publicly held parent of the registrant (“Valhi”), and president and a director of Contran.  He also served as vice chairman of the board of Titanium Metals Corporation, a former publicly held affiliate of the registrant (“TIMET”), from prior to 2008 to December 2012 and its chief executive officer from prior to 2008 to 2009.  Mr. Watson has served as a director of CompX International Inc., a publicly held subsidiary of the registrant (“CompX”), and Keystone Consolidated Industries, Inc., a publicly held subsidiary of Contran (“Keystone”), since prior to 2008.  He has served as an executive officer or director of various companies related to Contran and Valhi since 1980.

Mr. Graham, age 57, has served as the registrant’s vice president and general counsel from 2003 to May 2013.  He has also served as Kronos Worldwide’s executive vice president since May 2012 and previously served as its chief administrative officer from May 2012 to May 2013, as its executive vice president and general counsel from 2009 to May 2012 and its vice president and general counsel from prior to 2008 to 2009.  He served as TIMET’s executive vice president from prior to 2008 to December 2012 and CompX’s executive vice president from 2010 to May 2012.  He has served as vice president of Contran and Valhi since 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: May 30, 2013	A. Andrew R. Louis, Secretary